Exhibit 99.1


Moody's Corporation Reports Results for the First Quarter of 2004

    NEW YORK--(BUSINESS WIRE)--April 28, 2004--Moody's Corporation (NYSE: MCO) today announced results for the first quarter of 2004.

    Summary of Results for First Quarter 2004

    Moody's reported revenue of $331.2 million for the three months ended March 31, 2004, an increase of 19% from $278.2 million for the same quarter last year. Operating income for the quarter was $182.9 million and rose 23% from $149.1 million for the same period last year. Diluted earnings per share for the first quarter of 2004 rose to $0.68, 11% higher than $0.61 in the first quarter of 2003. Excluding the impact of a $13.6 million non-recurring gain on an insurance recovery in the first quarter of 2003, diluted EPS for that period would have been $0.55 and diluted EPS growth in the first quarter of 2004 would have been 24%. Earnings per share for the first quarter of 2004 included a $0.02 impact related to expensing stock options and other stock-based compensation plans compared with $0.01 in the first quarter of 2003.
    John Rutherfurd, Chairman and Chief Executive Officer of Moody's said "Moody's results for the first quarter of 2004 again demonstrated the company's revenue diversity. Growth slowed in several segments of our ratings business from the rapid pace we saw in 2003. Nonetheless, Moody's achieved solid overall results for the quarter as a consequence of strong performance in other parts of our ratings business and impressive growth in our research operation."
    In addition to its reported results, Moody's has included above and elsewhere in this earnings release certain adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. These non-GAAP financial measures relate to: (1) presenting earnings per share for the first quarter of 2003 before the non-recurring gain on an insurance recovery and (2) presenting earnings per share for the first quarters of 2003 and 2004 before the impact of expensing stock-based compensation plans, which is being phased in for annual stock grants commencing in 2003 over the current four-year stock plan vesting period. In addition, the 2004 outlook presented below includes a discussion of projected 2004 earnings per share growth excluding the following items: (1) the impact in 2003 and 2004 of expensing stock-based compensation; (2) the impact in 2003 of the non-recurring gain on the insurance recovery; and (3) the impact in 2003 of an increase in reserves related to legacy tax matters. Attached to this earnings release is a table showing adjustments to Moody's 2003 results to arrive at non-GAAP financial measures excluding the impacts noted above.

    Revenue

    Revenue at Moody's Investors Service for the first quarter of 2004 was $302.4 million, an increase of 19% from the prior year period. The favorable impact of currency translation, mainly due to the strength of the Euro relative to the U.S. dollar, contributed approximately 200 basis points to revenue growth in the quarter. Ratings revenue totaled $261.9 million, rising 17% from $224.7 million a year ago, and research revenue totaled $40.5 million, 41% higher than in the first quarter of 2003.
    Within the ratings business, global structured finance revenue totaled $113.0 million for the first quarter of 2004, an increase of 16% from $97.8 million a year earlier. U.S. structured finance revenue rose in the double digit percent range benefiting from robust growth in residential and commercial mortgage-backed securities and credit derivatives, partially offset by weakness in issuance of asset-backed securities. International structured finance revenue grew in the mid-twenties percent range, driven by growth in residential and commercial mortgage-backed securities in Europe and despite weakness in European credit derivatives, as tighter credit spreads reduced the profitability of these transactions for sponsors. International structured finance revenue also benefited from the favorable impact of currency translation.
    Global corporate finance revenue of $76.3 million in the first quarter of 2004 was up 24% from $61.4 million in the same quarter of 2003. Robust revenue growth in the U.S. was driven by strong year-over-year increases in high yield issuance and rated bank loan activity partially offset by a decline in investment grade issuance. Outside the U.S., corporate finance revenue rose in the double digit percent range based on good growth in Asia and several smaller markets in spite of modest growth in Europe.
    Global financial institutions and sovereigns revenue totaled $52.5 million for the first quarter of 2004, up 15% compared with the prior year period. The most significant drivers of this increase were growth in U.S. and European issuance due to lower interest rates and tighter spreads compared with the first quarter of 2003.
    U.S. public finance revenue was $20.1 million for the first quarter of 2004, up 2% on issuance that was essentially flat versus the first quarter of 2003.
    Revenue at Moody's KMV ("MKMV") for the first quarter of 2004 was $28.8 million, an increase of 16% from the first quarter of 2003. This revenue growth reflected greater subscription revenue from credit risk assessment products and growth in revenue from training and software maintenance.
    Moody's U.S. revenue of $211.9 million for the first quarter of 2004 was up 18% from the first quarter of 2003. International revenue of $119.3 million was 21% higher than in the prior year period. International revenue accounted for 36% of Moody's total in the quarter versus 35% in the year-ago period.

    Expenses and Tax Rate

    Moody's operating expenses were $148.3 million in the first quarter of 2004, 15% higher than in the prior year period. Expenses for the first quarter of 2004 included $5.2 million related to stock-based compensation plans compared with $1.9 million in the first quarter of 2003. The year-to-year increase reflects, in part, the phasing in commencing January 1, 2003 of expense related to annual option grants over the stock plan vesting period, which is currently four years. Moody's operating margin for the first quarter of 2004 was 55% compared with 54% in the first quarter of 2003. The quarter's high margin was the result of better-than-expected revenue growth, principally in U.S. corporate finance, U.S. residential and commercial mortgage-backed securities, and global financial institutions and research.
    Moody's effective tax rate for the first quarter of 2004 was 41.8% compared with 41.5% for the first quarter of 2003. The full-year effective tax rate for 2003 was 44.6% on a reported basis and 42.1% on a pro forma basis, excluding the reserve for legacy tax matters. The slight pro forma reduction in the 2004 rate reflects Moody's continued operating growth in jurisdictions with lower tax rates than New York.

    Share Repurchases

    Moody's repurchased 0.5 million shares during the first quarter of 2004 at a total cost of $30.5 million. These shares partially offset
1.6 million shares issued under employee stock plans. Since becoming a public company in September 2000 and through March 31, 2004, Moody's has repurchased 23.5 million shares at a total cost of $911.6 million, including 9.8 million shares to offset shares issued under employee stock plans.

    Outlook for Full Year 2004

    Moody's outlook for 2004 is based on assumptions about many macroeconomic and capital market factors, including interest rates, consumer spending, corporate profitability and business investment spending and capital markets issuance activity. There is an important degree of uncertainty surrounding these assumptions and, if actual conditions differ from these assumptions, Moody's results for the year may differ significantly from the outlook presented in this press release.
    In the U.S. a number of key interest rates - including benchmark 30-year residential mortgage rates and 10-year Treasury rates - are now above their averages for the first quarter of the year. We expect U.S. interest rates will continue to increase for the remainder of 2004. We believe higher rates will discourage the use of debt to fund any recovery in business investment spending, and will result in lower issuance in the investment grade segment of the U.S. corporate bond market in 2004 compared to 2003. We anticipate modest growth in high yield issuance for the year despite exceptionally strong issuance in the first quarter. For 2004 we expect corporate finance and financial institutions ratings revenue to grow modestly versus 2003, with the benefits of new products, particularly our Enhanced Analysis Initiative, and stronger than anticipated high yield issuance partially offsetting the impact of lower investment grade issuance.
    In the U.S. structured finance market, we think higher mortgage rates will result in a decline in revenue from rating residential mortgage-backed securities in 2004. This decline may be less than we had originally forecast as a result of the first quarter's robust activity and continued strength in the housing market entering the second quarter. We expect good growth in the commercial mortgage-backed securities and credit derivatives segments of the U.S. ratings business after strong starts to the year. In public finance, we expect a year-to-year revenue decline in the mid-teens percent, as higher interest rates should slow the pace of refinancings and "new money" issuance. We continue to expect strong growth in the research business. These expectations should produce low single digit U.S. ratings and research revenue growth for the year.
    Outside the U.S. we continue to expect low double digit percent revenue growth in the corporate and financial institutions ratings businesses. We are also projecting good year-over-year revenue growth for international structured finance ratings with strong growth in non-CDO European asset classes and in Asian structured finance offsetting slower growth in European CDOs due to tighter spreads. We also expect the strong growth in research revenue in the first quarter to continue. These expectations should produce approximately 20% international ratings and research revenue growth in 2004. Finally, we continue to expect mid to high teens percent revenue growth at Moody's KMV on a global basis.
    Moody's expenses for 2004 will likely reflect continued investment spending to improve and increase the transparency of our ratings practices, for technology initiatives and product development, and for continued hiring to support growth areas of the business. We will continue to invest in the Enhanced Analysis Initiative. Moody's expects the operating margin before the impact of expensing stock-based compensation to be flat to 100 basis points lower in 2004 compared with 2003. This reflects the investments we are making and the faster growth of the lower margin MKMV business for the rest of the year.
    Overall for 2004, Moody's expects that year-over-year growth in revenue and diluted earnings per share will be in the high single digit percent range. The expected growth in earnings per share excludes the impacts of the insurance gain and the legacy tax reserve increase in 2003, and the impact of expensing stock-based compensation in both years. The impact of stock-based compensation expense is expected to be approximately $0.10 - $0.11 per share in 2004 compared with $0.04 per share in 2003.
    Moody's Corporation (NYSE: MCO) is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, and Moody's KMV, a leading provider of market-based quantitative services for banks and investors in credit-sensitive assets serving the world's largest financial institutions. The corporation, which employs nearly 2,300 employees in 18 countries, had reported revenue of $1.2 billion in 2003. Further information is available at www.moodys.com.
    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
    Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of April 28, 2004, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of rating agencies; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate the KMV and MRMS businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in other filings made by the Company from time to time with the Securities and Exchange Commission.




                          Moody's Corporation
           Consolidated Statements of Operations (Unaudited)


                                                    Three Months Ended
                                                        March 31,
                                                    ------------------

                                                     2004      2003
Amounts in millions, except per share amounts
----------------------------------------------------------------------


Revenue                                              $331.2    $278.2
----------------------------------------------------------------------

Expenses

  Operating, selling, general and administrative
   expenses                                           140.0     121.3

  Depreciation and amortization                         8.3       7.8

                                                    ------------------
       Total expenses                                 148.3     129.1

----------------------------------------------------------------------
Operating income                                      182.9     149.1
----------------------------------------------------------------------


  Interest and other non-operating (expense) income,
   net                                                 (5.0)      8.0

       Income before provision for income taxes       177.9     157.1

  Provision for income taxes                           74.4      65.2
----------------------------------------------------------------------

Net income                                           $103.5     $91.9
----------------------------------------------------------------------



----------------------------------------------------------------------
Earnings per share
  Basic                                               $0.69     $0.62

  Diluted                                             $0.68     $0.61
----------------------------------------------------------------------

Weighted average number of shares outstanding
  Basic                                               149.1     148.1

  Diluted                                             153.1     151.5
----------------------------------------------------------------------



                          Moody's Corporation
             Supplemental Revenue Information (Unaudited)


                                                    Three Months Ended
                                                        March 31,
                                                    ------------------

Amounts in millions                                    2004      2003

----------------------------------------------------------------------



Moody's Investors Service

   Structured finance                                $113.0     $97.8

   Corporate finance                                   76.3      61.4

   Financial institutions and sovereign risk           52.5      45.7

   Public finance                                      20.1      19.8
                                                    --------  --------

         Total ratings revenue                        261.9     224.7

   Research                                            40.5      28.7
                                                    --------  --------

         Total Moody's Investors Service              302.4     253.4

Moody's KMV                                            28.8      24.8
                                                    --------  --------

Total revenue                                        $331.2    $278.2

----------------------------------------------------------------------



Revenue by geographic area (a)

   United States                                     $211.9    $179.5

   International                                      119.3      98.7
                                                    --------  --------

Total revenue                                        $331.2    $278.2

----------------------------------------------------------------------

(a) Certain prior year amounts have been reclassified to conform to the current presentation.



                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)


                                           Twelve Months Ended
                                            December 31, 2003
                                   -----------------------------------
Amounts in millions, except
 per share amounts

                                                             Non-GAAP
                                      As                     Financial
                                   Reported  Adjustments     Measures
                                   --------- -----------     ---------

 Revenue                           $1,246.6                  $1,246.6

 Expenses                             583.5       (10.5) (a)    573.0
                                   --------- -----------     ---------

 Operating income                     663.1        10.5         673.6

 Interest and other non-operating
  expense, net                         (6.7)      (13.6) (b)    (20.3)
                                   --------- -----------     ---------

 Income before provision for income
  taxes                               656.4        (3.1)        653.3

 Provision for income taxes           292.5       (17.5) (c)    275.0
                                   --------- -----------     ---------

 Net income                          $363.9       $14.4        $378.3
                                   --------- -----------     ---------

 Basic earnings per share             $2.44                     $2.54
                                   ---------                 ---------

 Diluted earnings per share           $2.39                     $2.48
                                   ---------                 ---------

----------------------------------------------------------------------

In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the year ended December 31, 2003, adjusted to reflect the following:

(a) To exclude operating expenses of $10.5 million relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To exclude a non-operating gain of $13.6 million on an insurance recovery related to the September 11th tragedy, which was recorded in the first quarter of 2003.

(c) To reflect income tax impacts related to the adjustments described in notes (a) and (b) and to exclude $16.2 million of income tax provisions in the fourth quarter of 2003 related to reserves for legacy tax exposures.


    CONTACT: Moody's Corporation
             Michael Courtian
             Vice President
             Investor Relations and Corporate Finance
             (212) 553-7194
             michael.courtian@moodys.com